RESIGNATION

To the Board of Directors of
Genesis Technology Group, Inc.

I hereby submit my resignation as an officer, director, employee and/or any and all other positions, if any, I hold with Genesis Technology Group, Inc. effective as of the Closing Date and time of the Share Acquisition and Exchange Agreements (“Agreement”) by and among Genesis Technology Group, Inc., Karmoya International Ltd., (“Karmoya”), and the shareholders of Karmoya listed on the signature page and Schedule A of the Agreement.

/s/ Dr. Shaohua Tan
Dr. Shaohua Tan

Dated: October 1, 2007